                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(3)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                             ZOLTEK COMPANIES, INC.
                (Name of Registrant as Specified in Its Charter)

                THE BOARD OF DIRECTORS OF ZOLTEK COMPANIES, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

                  1) Title of each class of securities to which transaction applies: N/A

                  2)     Aggregate number of securities to which
                         transaction applies: N/A

                  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A

                  4)     Proposed maximum aggregate value of transaction: N/A

                  5)     Total fee paid: N/A

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  1)     Amount Previously Paid: N/A

                  2)     Form, Schedule or Registration Statement No.: N/A

                  3)     Filing Party: N/A

                  4)     Date Filed: N/A

                                                               ZOLTEK [LOGO]




                              February 3, 2003



DEAR FELLOW SHAREHOLDERS:

                  Our Annual Meeting of Shareholders will be held at the McDonnell Center at the River Camp facility of the St. Louis Zoo, located at One Government Drive in St. Louis, Missouri at 10:00 a.m., local time, on Monday, March 10, 2003. The Notice of Annual Meeting of Shareholders, Proxy Statement and Proxy Card which accompany this letter outline fully matters on which action is expected to be taken at the Annual Meeting.

                  We cordially invite you to attend the Annual Meeting. Please RSVP to 314-291-5110 if you plan to attend the meeting. Even if you plan to be present at the meeting, we request that you date, sign and return the enclosed Proxy Card in the envelope provided so that your shares will be represented. The mailing of an executed Proxy Card will not affect your right to vote in person should you later decide to attend the Annual Meeting.

                                             Sincerely,



                                             ZSOLT RUMY
                                             Chairman of the Board, President
                                              and Chief Executive Officer



Zoltek Companies, Inc. o 3101 McKelvey Rd. o St. Louis, Missouri 63044 (USA)
                        o 314/291-5110 o 314/291-8536

                           ZOLTEK COMPANIES, INC.
                             3101 MCKELVEY ROAD
                          ST. LOUIS, MISSOURI 63044


                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD MARCH 10, 2003


Dear Shareholder:

         The Annual Meeting of Shareholders of Zoltek Companies, Inc. (the "Company") will be held at the McDonnell Center at the River Camp facility of the St. Louis Zoo, located at One Government Drive in St. Louis, Missouri on Monday, March 10, 2003, at 10:00 a.m., local time, for the following purposes:

         1. To elect two Class I directors to hold office for a term of three years.

         2. To consider and vote upon a proposal to adopt the Zoltek Companies, Inc. 2003 Long-Term Equity Incentive Plan.

         3. To transact any and all other business that may properly come before the meeting or any adjournment thereof.

         These items are more fully described in the following Proxy Statement, which is hereby made a part of this Notice. Only shareholders of record of the Company at the close of business on January 23, 2003 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.


                                   By order of the Board of Directors,


                                   JAMES F. WHALEN
                                   Chief Financial Officer and Secretary

February 3, 2003

                           ZOLTEK COMPANIES, INC.
                             3101 MCKELVEY ROAD
                          ST. LOUIS, MISSOURI 63044


                               PROXY STATEMENT
                                     FOR
                       ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD MARCH 10, 2003

                              -----------------

                             GENERAL INFORMATION

                  This Proxy Statement is furnished to the shareholders of ZOLTEK COMPANIES, INC. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held at the McDonnell Center at the River Camp facility of the St. Louis Zoo, located at One Government Drive in St. Louis, Missouri at 10:00 a.m., local time, on Monday, March 10, 2003, and at all adjournments thereof (the "Annual Meeting"), for the purposes set forth in the preceding Notice of Annual Meeting of Shareholders.

                  This Proxy Statement, the Notice of Annual Meeting and the accompanying Proxy Card were first mailed to the shareholders of the Company on or about February 3, 2003.

                  The proxy reflected on the accompanying Proxy Card is being solicited by the Board of Directors of the Company. A proxy may be revoked at any time before it is voted by filing a written notice of revocation or a later-dated Proxy Card with the Secretary of the Company at the principal offices of the Company or by attending the Annual Meeting and voting the shares in person. Attendance alone at the Annual Meeting will not of itself revoke a proxy. Proxy Cards that are properly executed, timely received and not revoked will be voted in the manner indicated thereon at the Annual Meeting and any adjournment thereof.

                  The Company will bear the entire expense of soliciting proxies. Proxies will be solicited by mail initially. The directors, executive officers and employees of the Company also may solicit proxies personally or by telephone or other means but such persons will not be specially compensated for such services. Certain holders of record, such as brokers, custodians and nominees, are being requested to distribute proxy materials to beneficial owners and will be reimbursed by the Company for their reasonable expenses incurred in sending proxy materials to beneficial owners.

                  Only shareholders of record at the close of business on January 23, 2003 are entitled to notice of, and to vote at, the Annual Meeting. On such date, there were 16,297,338 shares of the Company's common stock, $.01 par value ("Common Stock"), issued and outstanding.

                  Each outstanding share of the Company's Common Stock is entitled to one vote on each matter to be acted upon at the Annual Meeting. A quorum is required for votes taken at the Annual Meeting to be valid. A quorum will be attained if holders of a majority of the Common Stock issued and outstanding on the record date are present at the Annual Meeting in person or by proxy. After a quorum has been established, the vote of the holders of a majority of the Common Stock present in person or by proxy shall be required for the election of any director. The affirmative vote of the holders of a majority of the Common Stock present at the Annual Meeting by person or by proxy is required for approval of the adoption of the Company's 2003 Long-Term Equity Incentive Plan. See "Item 2. Adoption of the Zoltek

Companies, Inc. 2003 Long-Term Equity Incentive Plan." Except as otherwise required by the Company's Restated Articles of Incorporation or applicable law, approval of any other matter submitted for a vote of the shareholders at the Annual Meeting requires the vote of the holders of a majority of the Common Stock represented in person or by proxy at the meeting.

                  Shares subject to abstentions will be treated as shares that are present at the Annual Meeting for purposes of determining the presence of a quorum but as unvoted for purposes of determining the base number of shares voting on a particular proposal. Accordingly, abstentions will have the same effect as a vote withheld on the election of directors or a vote against on other matters submitted to the shareholders for a vote, as the case may be (including the proposal to adopt the Zoltek Companies, Inc. 2003 Long-Term Long-Term Equity Incentive Plan). If a broker or other nominee holder indicates on the Proxy Card that it does not have discretionary authority to vote the shares it holds of record on a proposal, those shares will not be considered as voted for purposes of determining the approval of the shareholders on a particular proposal.

               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

                  The following table includes information as to the only person known to management of the Company to beneficially own five percent or more of the Company's outstanding Common Stock as of January 23, 2003:

                                                     Number of Shares              Percent of Outstanding
Name and Address of Beneficial Owner                Beneficially Owned                 Common Stock(1)
------------------------------------                ------------------             ----------------------
Zsolt Rumy                                            5,855,200(2)(3)                       35.6%
3101 McKelvey Road
St. Louis, Missouri 63044

---------------------

(1) The percentage calculation is based upon 16,297,338 shares of the Company's Common Stock that were issued and outstanding as of January 23, 2003.

(2) Total includes 162,500 shares subject to presently exercisable stock options.

(3) Mr. Rumy has sole voting and investment power with respect to the reported shares.

                        ITEM 1. ELECTION OF DIRECTORS

                  Two individuals will be elected at the Annual Meeting to serve as Class I directors of the Company for a term of three years. The two nominees receiving the vote of holders of a majority of the shares entitled to vote and represented in person or by proxy at the Annual Meeting will be elected. Shareholders do not have the right to cumulate votes in the election of directors.

                  The persons named as proxies on the accompanying Proxy Card intend to vote all duly executed proxies received by the Board of Directors for the election of John L. Kardos and Linn H. Bealke as Class I directors, except as otherwise directed by the shareholder on the Proxy Card. Messrs. Kardos and Bealke are currently directors of the Company. If for any reason Mr. Kardos or Mr. Bealke becomes unavailable for election, which is not now anticipated, the persons named in the accompanying Proxy Card will vote for such substitute nominee as is designated by the Board of Directors.

                  The Board of Directors recommends a vote "FOR" the election of John L. Kardos and Linn H. Bealke as Class I directors.

                  The name, age, principal occupation or position and other directorships with respect to Messrs. Kardos and Bealke and the other directors whose terms of office will continue after the Annual Meeting is set forth below.

     CLASS I - TO BE ELECTED FOR A TERM OF THREE YEARS EXPIRING IN 2005

                  John L. Kardos, age 63, has served as a Director of the Company since August 1992. For more than the past five years, he has been Lopata Professor of Chemical Engineering at Washington University, St. Louis, Missouri. During fiscal 2000 and 2001, Dr. Kardos served as a consultant to the Company on a part-time basis to assist the Company in evaluating technology matters. From June 1971 to July 1991, he was Chairman of the Graduate Program in Materials Science and Engineering and Director of the Materials Research Laboratory of Washington University. He also served as Chairman of the Department of Chemical Engineering of Washington University from 1991 to 1998.

                  Linn H. Bealke, age 58, has served as a Director of the Company since August 1992. For more than five years prior to October 2002, he was President and Director of Mississippi Valley Bancshares, Inc. (a bank holding company) and Vice Chairman of Southwest Bank of St. Louis (a commercial bank). In October 2002, Mississippi Valley Bancshares, Inc. was merged into Marshall and Ilsley Corporation. Since that time, Mr. Bealke has continued to serve as a Vice Chairman of Southwest Bank of St. Louis.

                 CLASS II - TO CONTINUE IN OFFICE UNTIL 2004

                  James W. Betts, age 65, has served as a Director of the Company since August 1992. In 2000, he retired as Vice President Raw Materials of Great Lakes Carbon Corp. (a producer of carbon products) in which capacity he had served for more than the preceding five years.

                  John F. McDonnell, age 64, has served as a Director of the Company since July 1999. Mr. McDonnell has been engaged in civic and private investment activities since his retirement as Chairman of the Board of McDonnell Douglas Corporation in August 1997. From 1962 to 1997, Mr. McDonnell held various positions with McDonnell Douglas Corporation, including Chairman of the Board from 1994 to 1997 and Chairman and Chief Executive Officer from 1988 to 1994. Mr. McDonnell also serves as a director of The Boeing Company (an aerospace company) and Chairman of the Board of Trustees of Washington University.

                CLASS III - TO CONTINUE IN OFFICE UNTIL 2005

                  Zsolt Rumy, age 60, is the founder of the Company and has served as its Chairman, Chief Executive Officer and President and as a Director since 1975. Prior to founding the Company, Mr. Rumy served as Process Engineer and Industrial Marketing Manager for Monsanto Company, Accounts Manager for General Electric Company and Technical Sales Representative for W.R. Grace Company. Since May 1996, Mr. Rumy has served as a director of Southwest Bank of St. Louis, with which the Company maintains a banking relationship.

                  Charles A. Dill, age 63, has served as a Director of the Company since August 1992. Since October 1995, he has been a general partner of Gateway Associates, L.P., a venture capital management firm. He served as Chief Executive Officer of Bridge Information Systems, Inc. (a provider of online data and systems to institutional investors) from October 1992 to April 1995. Mr. Dill serves as a director of Stifel Financial Corp., the parent of Stifel, Nicolaus & Company, Incorporated (a securities brokerage and investment banking firm), DT Industries, Inc. (a developer and manufacturer of automation equipment), and Transact Technologies Incorporated (a manufacturer of transaction-based printers), as well as several private venture-funded companies.

                      BOARD OF DIRECTORS AND COMMITTEES

                  During fiscal 2002, the Board of Directors of the Company met five times. Each of the directors and nominees attended not less than 75% of the meetings of the Board of Directors and committees of which such director or nominee was a member during fiscal 2002.

                  The Board of Directors has a standing Audit Committee, Compensation Committee and Technology Committee.

                  The members of the Audit Committee are Messrs. Betts, Dill and McDonnell. The Audit Committee reviews the scope of the Company's engagement of its independent public accountant and their reports. The Audit Committee also meets with the financial staff of the Company to review accounting procedures and reports. The Audit Committee met one time in fiscal 2002.

                  The Compensation Committee is composed of Messrs. Betts and Dill. The Compensation Committee is authorized to review and make recommendations to the Board of Directors regarding the salaries and bonuses to be paid executive officers and to administer the Company's Long Term Incentive Plan. The Compensation Committee met one time during fiscal 2002.

                  The Technology Committee advises the Company's management and the other members of the Board of Directors regarding strategic technology issues, including recruitment and retention of engineering and technical employees, and research and development policy issues. The Technology Committee is comprised of Messrs. McDonnell and Kardos. Members of the Technology Committee consulted informally with each other and with members of management from time to time throughout fiscal 2002.

                               DIRECTORS' FEES

                  Directors who are not also employees of the Company are paid $750 per board meeting attended. In addition, each of the directors who is not also an employee of the Company (an "Eligible Director") participates in the Zoltek Directors Stock Option Plan (the "Directors Plan"). The Directors Plan provides for the granting of non-qualified stock options to Eligible Directors. Under the Directors Plan, each person who is an Eligible Director on the first business day after the date of the Company's annual meeting of shareholders is granted options to acquire 7,500 shares of Common Stock. In addition, newly elected directors who are not also employees also receive an initial grant of options to purchase 7,500 at the time of their election. The Directors Plan otherwise does not establish a limit on the aggregate number of options that may be granted thereunder. Options granted pursuant to the Directors Plan entitle the director to purchase the Company's Common Stock at a price equal to the Fair Market Value (as defined in the Directors Plan) on the date of grant. The option by its terms is not transferable by the director except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. The option is exercisable during the director's lifetime solely by the director. Each option is immediately exercisable as to any or all shares and may be exercised at any time or from time to time. Options that are outstanding and unexercised at the time the holder ceases to be a director of the Company for any reason terminate on the first to occur of the expiration date of the option or the expiration of 24 months after the date the holder ceases to be a director. Unless exercised or terminated sooner, each option expires on the tenth anniversary of the date of grant.

                      SECURITY OWNERSHIP BY MANAGEMENT

                  The following table indicates, as of January 23, 2003, the beneficial ownership of the Company's Common Stock by each director of the Company, each nominee for election as a director of the Company, the executive officers and former executive officers named in the Summary Compensation Table and all directors and executive officers of the Company as a group:

                                                                     Number of Shares
Name of Beneficial Owner                                            Beneficially Owned        Percent of Class(1)
------------------------                                            ------------------        -------------------
Zsolt Rumy                                                            5,855,200(3)                    35.6%
Linn Bealke                                                             109,900(4)                        *
James W. Betts                                                           85,000(5)                        *
Charles A. Dill                                                          94,000(5)                        *
John F. McDonnell                                                       182,000(6)                     1.1%
John L. Kardos                                                           62,500(7)                        *
Paul J. Walsh(2)                                                              0                           *
James F. Whalen                                                          30,000(8)                        *
All directors and executive officers as a group (8 persons)           6,418,600(9)                    38.3%

---------
*   Less than one percent

(1) Based upon 16,297,338 shares of the Company's Common Stock issued and outstanding as of January 23, 2003 and, for each director or executive officer or the group, the number of shares subject to options that may be acquired upon exercise thereof by such director or executive officer or the group within 60 days of January 23, 2003.

(2)  Mr. Walsh's employment with the Company terminated effective July 25,
     2002.

(3)  Includes 162,500 shares subject to presently exercisable stock options.

(4)  Includes 52,500 shares subject to presently exercisable stock options.

(5)  Includes 63,000 shares subject to presently exercisable stock options.

(6)  Includes 30,000 shares subject to presently exercisable stock options.

(7)  Includes 60,000 shares subject to presently exercisable stock options.

(8)  Includes 30,000 shares subject to presently exercisable stock options.

(9)  Includes 461,000 shares subject to presently exercisable stock options.

                     COMPENSATION OF EXECUTIVE OFFICERS

                  For the years ended September 30, 2002, 2001 and 2000, the following table sets forth summary information concerning compensation awarded or paid to, or earned by, the Chief Executive Officer, each other executive officer or former executive officer of the Company whose salary and bonus exceeded $100,000 for the fiscal year ended September 30, 2002.

                                                   Annual                    Long Term
                                                Compensation               Compensation
                                             ------------------           --------------
                                                                            Securities
                                                                            Underlying            All Other
Name and Principal Position                  Year     Salary($)           Options/SARs(#)      Compensation(1)
---------------------------                  ----     ---------           ---------------      ---------------
Zsolt Rumy                                   2002     $237,500                75,000/--            $       -
Chairman of the Board, President             2001     $218,750                    --/--            $       -
and Chief Executive Officer                  2000     $200,000                    --/--            $   4,900

Paul J. Walsh (2)                            2002     $151,329                45,000/--            $       -
President - Technical Fibers                 2001     $126,250                45,000/--            $       -

James F. Whalen                              2002     $200,000                    --/--            $       -
Vice President, Secretary                    2001     $ 88,000                60,000/--            $       -
and Chief Financial Officer

---------
(1) Total includes amounts allocated to the named executive officer's account pursuant to the Company's defined contribution profit sharing plan.

(2) Mr. Walsh's employment with the Company terminated effective July 25,
    2002.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR-END OPTION/SAR VALUES

                  The following table sets forth information concerning the number of exercisable and unexercisable stock options at September 30, 2002, as well as the value of such stock options having an exercise price lower than the last reported trading price on September 30, 2002 ("in-the-money" options) held by the executive officers and former executive officers named in the Summary Compensation Table. No stock options were exercised by such individuals during the 2002 fiscal year.

                                                        Number of Securities            Value of Unexercised In-
                                                       Underlying Unexercised             The-Money Options at
                                                    Options at Fiscal Year-End(#)         Fiscal Year-End ($)(1)
Name                                                  Exercisable/Unexercisable         Exercisable/Unexercisable
----                                                  -------------------------         -------------------------
Zsolt Rumy.................................                162,500/62,500                         $0/$0

Paul Walsh(2)..............................                      0/0                              $0/$0

James F. Whalen ...........................                 30,000/30,000                         $0/$0

---------

(1) Based on a price per share of $1.79, being the last reported trading price before the fiscal year end.

(2) Mr. Walsh's employment with the Company terminated effective July 25,
    2002.

OPTION GRANTS IN LAST FISCAL YEAR

                  The following table sets forth information concerning stock option grants made in the fiscal year ended September 30, 2002 to the executive officers and former executive officers named in the Summary Compensation Table.

                                                  INDIVIDUAL GRANT
                         -----------------------------------------------------------------
                                         PERCENT OF                                         POTENTIAL REALIZABLE VALUE
                           NUMBER OF    TOTAL OPTIONS                                         AT ASSUMED ANNUAL RATES
                           SECURITIES     GRANTED TO                 MARKET                 OF STOCK PRICE APPRECIATION
                           UNDERLYING    EMPLOYEES IN  EXERCISE OR  PRICE ON                     FOR OPTION TERM(3)
                            OPTIONS         FISCAL     BASE PRICE    DATE OF    EXPIRATION  ---------------------------
  NAME                   GRANTED (#)(1)     YEAR(%)      ($/SH)     GRANT ($)     DATE(2)      5% ($)        10% ($)
  ----                   --------------     -------      ------     ---------     -------      ------        -------
Zsolt Rumy                   75,000           16.6        $2.07       $2.07        4/1/12     $97,605        $247,380
Paul J. Walsh                    --             --           --          --            --          --              --
James F. Whalen                  --             --           --          --            --          --              --

---------

(1) Each option set forth above will generally become exercisable three years from date of grant.

(2) The options terminate on the earlier of: ten years after grant; three months after termination of employment, except in the case of retirement, death or total disability; or twelve months after termination of employment in the case of retirement, death or total disability.

(3) The indicated 5% and 10% rates of appreciation are provided to comply with Securities and Exchange Commission regulations and do not necessarily reflect the views of the Company as to the likely trend in the Common Stock price. Actual gains, if any, on stock option exercises and Common Stock holdings will be dependent on, among other things, the future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected above will be achieved. Additionally, these values do not take into consideration the provisions of the options providing for nontransferability or delayed exercisability.

                    REPORT OF THE COMPENSATION COMMITTEE
                      REGARDING EXECUTIVE COMPENSATION

                  The Company's executive compensation policy is established by the Compensation Committee of the Board of Directors and is administered by the Company's management. The Committee's compensation policies are based upon the principle that the financial rewards of the Company's executives should be aligned with the financial interests of its shareholders. In this manner, the Company seeks to meet its ultimate responsibility to its shareholders by striving to create superior long-term return on their investment through achievement of the Company's long-term strategy, earnings growth and the prudent management of the Company's business.

                  In determining the appropriate level of executive compensation in fiscal 2002, the Committee considered the Company's financial results during the period and management's continuing efforts over the past several years in achieving the Company's goal of building long-term shareholder value through the commercialization of carbon fibers. The Committee did not assign specific weights to individual factors, but rather considered all such factors as a whole. Components of the Company's executive compensation policy in fiscal 2002 consisted of base salary, non-cash benefits and long- and short-term compensation. In determining its policy, the Committee also considered the accomplishments of management in fiscal 2002 toward the Company's long-term strategic plan.

                  The Company's long-term incentive compensation program consists of stock option grants to the Company's executives, which grants have been linked to the strategic plan to become the world's leading carbon fiber producer. Each of such grants include provisions pursuant to which such options vest. During fiscal 2002, stock options were granted to new executives joining the Company as well as to certain key employees.

                  The Company's short-term incentive compensation program consists of cash bonuses payable based upon the Company's actual results and progress toward its strategic plans, and an evaluation of each individual's contributions thereto. In considering the advisability of short-term compensation for fiscal 2002, the Committee determined that, while contributions were made by executive management for fiscal 2002 toward the Company's strategic plan, no cash bonuses should be paid to executive officers for fiscal 2002.

                  Mr. Rumy's base salary was $275,000 from October 1, 2001 to January 1, 2002. At Mr. Rumy's suggestion and in connection with the cost reduction initiatives recently undertaken by the Company, Mr. Rumy's base salary was reduced to $225,000 effective January 1, 2002. Mr. Rumy's base salary remains below the level which the Committee believes the Company could otherwise expect to pay for an executive of Mr. Rumy's background and responsibilities. For the same reasons set forth above, Mr. Rumy did not receive a bonus for fiscal 2002. During fiscal 2002, the Committee granted Mr. Rumy options to purchase 75,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the date of grant. The Committee determined that such grant was appropriate to recognize Mr. Rumy's contributions to implementing the Company's business strategy and in light of the fact that Mr. Rumy has not received an option grant since May 1995 and that during the past several years Mr. Rumy's base salary has been below the level at which the Committee would otherwise expect that the Company would be required to pay for the services of an executive with Mr. Rumy's qualifications.

                  Although the foregoing describes the Committee's current compensation policies applicable to the Company's executive officers, the Committee reserves the right to amend these policies at such times in the future and in such manner as the Committee deems necessary or advisable.

                  Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits federal income tax deductions for compensation paid after 1993 to the chief executive officer and the four other most highly compensated officers of the Company to $1 million per year, but contains an exception for performance-based compensation that satisfies certain conditions. In making compensation decisions, the Committee will consider the net cost of compensation to the Company and whether it is practicable and consistent with other compensation objectives to qualify the Company's incentive compensation under the applicable exemption of Section 162(m). The Committee anticipates that deductibility of compensation payments will be one among a number of factors used by the Committee in ascertaining appropriate levels or modes of compensation, and the Committee will make its compensation decisions based upon an overall determination of what it believes to be in the best interests of the Company and its shareholders.

      SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                 CHARLES A. DILL           JAMES W. BETTS

               ITEM 2. ADOPTION OF THE ZOLTEK COMPANIES, INC.
                    2003 LONG-TERM EQUITY INCENTIVE PLAN

                  The Zoltek Companies, Inc. 2003 Long-Term Equity Incentive Plan (the "2003 Plan") provides for the granting of stock options and other stock-based awards to officers and key employees of the Company and its subsidiaries. In December 2002, the Board of Directors of the Company adopted the 2003 Plan and directed the 2003 Plan be submitted to the shareholders for approval at the Annual Meeting.

                  The Company's Amended and Restated 1992 Long Term Incentive Plan (the "1992 Plan") that was adopted around the time of its initial public offering expired by its terms as to new grants in September 2002. Options for an aggregate of 773,500 shares remain outstanding under the 1992 Plan. No additional options or other awards may be granted under the 1992 Plan.

                  A maximum of 1,000,000 shares of Common Stock are presently authorized for issuance (from treasury stock or authorized but unissued shares) under the 2003 Plan. No options have been granted under the 2003 Plan. The Board of Directors believes that it is in the best interest of the Company and its shareholders to adopt the 2003 Plan to permit the Company to continue to provide long-term incentives to its key employees and induce qualified individuals to serve as, or remain, employees of the Company.

                  The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required for approval of the 2003 Plan. A copy of the 2003 Plan as proposed is attached as APPENDIX A to this Proxy Statement and the following description of the 2003 Plan is qualified by reference to APPENDIX
A. Capitalized terms used in this discussion and not otherwise defined herein shall have the meanings ascribed to them in the 2003 Plan.

DESCRIPTION OF THE 2003 PLAN

                  The 2003 Plan is administered by the Board of Directors of the Company or the Compensation Committee of the Board, as determined by the Board of Directors (the "Administrator"). The Administrator, by majority action thereof, is authorized to determine the individuals to whom the benefits will be granted, the type and amount of such benefits and the terms of the benefit grants, as well as to interpret the 2003 Plan and to make all other determinations necessary or advisable for the administration of the 2003 Plan to the extent not contrary to the express provisions of the 2003 Plan. The determinations and interpretations made by the Administrator under the 2003 Plan will be made based upon the recommendations of the Chief Executive Officer and management of the Company, information made available to the Administrator and the Administrator's judgment as to the best interests of the Company and its shareholders.

                  Under the terms of the 2003 Plan, key employees of the Company and its subsidiaries as determined in the sole discretion of the Administrator are eligible to receive (a) stock options ("Stock Options") exercisable into shares of the Company's Common Stock which may or may not qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code, as amended, (b) stock appreciation rights, (c) restricted shares of the Company's Common Stock ("Restricted Stock"), (d) performance awards ("Performance Awards"), and (e) stock units (Stock Units"). Awards are made in the sole discretion of the Administrator, and no employee or officer is entitled to receive an award under the Plan solely by virtue of their employment by the Company. The maximum number of shares of Common Stock which may be awarded under the 2003 Plan to any individual in any calendar year shall not exceed 100,000 shares. As provided in the 2003 Plan, the Administrator has complete discretion to determine the type and number of benefits granted to any participating officer or employee and the terms and conditions which attach to each grant, which terms and conditions need not be uniform as between different participants. The receipt by a participant of one type of grant under the 2003 Plan does not entitle the participant to receipt of any other type of grant.

                  Stock Options. Stock Options granted under the 2003 Plan entitle the holder thereof to purchase the Company's Common Stock at a purchase price established therefor by the Administrator, which price shall not be less than the fair market value of the Company's Common Stock on the date of grant for incentive stock options. The Administrator shall determine the term of such Stock Options and the times at, and conditions under which, such Stock Options will become exercisable. For any employee, the aggregate fair market value of the Company's Common Stock subject to qualifying incentive stock options that are exercisable for the first time in any calendar year may not exceed $100,000.

                  Stock Appreciation Rights. The Administrator may grant stock appreciation rights (a "SAR") giving the holder thereof a right to receive, at the time of surrender, a payment equal in value to the difference between the fair market value of such stock at the date of surrender of the SAR and the exercise price established by the Administrator therefor at the time of grant, subject to any limitation imposed by the Administrator on appreciation. In the Administrator's discretion, the value of a SAR may be paid in cash or Common Stock, or a combination thereof. A SAR may be granted either independent of, or in conjunction with, any Stock Option. If granted in conjunction with a Stock Option, at the discretion of the Administrator a SAR may either be exercised (a) in lieu of the exercise of such Stock Option, (b) in conjunction with the exercise of such Stock Option, (c) upon expiration of such Stock Option, (d) independent of such Stock Option, or (e) each of the above in connection with a previously awarded Stock Option. The term of any SAR shall be established by the Administrator, but in no event shall such term exceed ten years from the date of grant.

                  Restricted Stock. The Administrator may issue shares of the Company's Common Stock either as a stock bonus or at a purchase price of less than fair market value, subject to the restrictions or conditions specified by the Administrator at the time of grant. During the period of restriction, holders of Restricted Stock shall be entitled to receive all dividends and other distributions made in respect of such stock and to vote such stock without limitation.

                  Performance Awards. The Administrator may grant Performance Awards consisting of shares of the Company's Common Stock, monetary units payable in cash or a combination thereof. These grants would result in the issuance, without payment therefor, of Common Stock or the payment of cash upon the achievement of certain pre-established performance criteria (such as return on average total capital employed, earnings per share or return on shareholders' equity) during a specified performance period. The participating employee would have no right to receive dividends on or to vote any shares subject to Performance Awards until the award is actually earned and the shares are issued.

                  Stock Units. The Administrator may issue Stock Units representing the right to receive shares of Common Stock at a designated time in the future, subject to the terms and conditions as established by the Administrator in its sole discretion. A holder of Stock Units generally does not have the rights of a stockholder until receipt of the Common Stock, but, in the Administrator's sole discretion, may receive payments in cash or adjustments in the number of Stock Units equivalent to the dividends the holder would have received if the holder had been the owner of shares of Common Stock instead of Stock Units.

                  The 2003 Plan is to remain in effect until the Board terminates the 2003 Plan or September 30, 2012, whichever shall first occur. The Board, in its sole discretion may terminate the 2003 Plan at any time and from time to time may amend or modify the 2003 Plan; provided, however, that no such action of the Board may, without the approval of the shareholders of the Company, (i) increase the total number of shares which may be issued under the 2003 Plan or increase the amount or type of benefits that may be granted under the 2003 Plan, or (ii) modify the requirements to eligibility for benefits under the 2003 Plan. No amendment, modification or termination of the 2003 Plan shall in any manner adversely affect any award theretofore granted under the 2003 Plan, without the consent of the participant affected thereby.

FEDERAL INCOME TAX CONSEQUENCES

                  No income will be realized by a participating officer or employee on the grant of an incentive stock option or a non-qualified stock option, the grant of a SAR or upon the award of Restricted Stock or Stock Units, and the Company will not be entitled to a deduction at such time. If a holder exercises an incentive stock option and does not dispose of the shares acquired within two years from the date of the grant, or within one year from the date of exercise of the option, no income will be realized by the holder at the time of exercise and gain on a subsequent sale of those shares will be taxed at long-term capital gains rates. The Company will not be entitled to a deduction by reason of the exercise. An employee may have alternative minimum tax liability in respect of the exercise of an incentive stock option.

                  If a holder disposes of the shares acquired pursuant to an incentive stock option within two years from the date of grant of the option or within one year from the date of exercise of the option, the holder will realize ordinary income at the time of disposition which will equal the excess, if any, of the lesser of (a) the amount realized on the disposition, or (b) the fair market value of the shares on the date of exercise, over the holder's basis in the shares. The Company generally will be entitled to a deduction in an amount equal to such income in the year of the disqualifying disposition.

                  Upon the exercise of a non-qualified option or the surrender of a SAR, the excess, if any, of the fair market value of the stock on the date of exercise over the purchase price is ordinary income to the holder as of the date of exercise. The Company generally will be entitled to a deduction equal to such excess amount in the year of exercise.

                  Subject to a voluntary election by the holder under
Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), a holder will realize income as a result of the award of Restricted Stock at the time the restrictions expire on such shares. An election pursuant to
Section 83(b) of the Code would have the effect of causing the holder to realize income in the year in which such award was granted. The amount of income realized will be the difference between the fair market value of the shares on the date such restrictions expire (or on the date of issuance of the shares, in the event of a Section 83(b) election) over the purchase price, if any, of such shares. The Company generally will be entitled to a deduction equal to the income realized in the year in which the holder is required to report such income.

                  An employee will realize income as a result of a Performance Award at the time the award is issued or paid. The amount of income realized by the participant will be equal to the fair market value of the shares on the date of issuance, in the case of a stock award, and to the amount of the cash paid, in the event of a cash award. The Company will be entitled to a corresponding deduction equal to the income realized in the year of such issuance or payment.

                  An employee will realize income as a result of an award of Stock Units at the time shares of Common Stock are issued in an amount equal to the far market value of such shares at that time. The Company will be entitled to a corresponding deduction equal to the income realized in the year of such issuance.

                  The Board of Directors has adopted the 2003 Plan and directed that the 2003 Plan be submitted to the shareholders for approval at the Annual Meeting. The Board of Directors recommends a vote "FOR" the adoption of the Zoltek Companies, Inc. 2003 Long-Term Equity Incentive Plan, which is Item 2 on the Proxy Card.

                  The following table shows the total number of outstanding options and shares available for future issuances of options under the Company's existing stock option plans as of December 31, 2002.

                                        EQUITY COMPENSATION PLAN INFORMATION

                                                                                             NUMBER OF SECURITIES
                                                                                              REMAINING AVAILABLE
                                                                                              FOR FUTURE ISSUANCE
                                                                     WEIGHTED AVERAGE            UNDER EQUITY
                                       NUMBER OF SECURITIES TO       EXERCISE PRICE OF        COMPENSATION PLANS
                                       BE ISSUED UPON EXERCISE      OUTSTANDING OPTIONS      (EXCLUDING SECURITIES
                                       OF OUTSTANDING OPTIONS          UNDER EQUITY           REFLECTED IN COLUMN
                                         WARRANTS AND RIGHTS        WARRANTS AND RIGHTS              (A))
      PLAN CATEGORY                            (#)(A)                     ($)(B)                    (#)(C)
      -------------                 -------------------------     ---------------------      ----------------------
Equity Compensation Plans
Approved by Security Holders              1,034,500(1)                       $6.51                      0(1)

Equity Compensation Plans Not
Approved by Security Holders                      0(2)                           0                      0(2)


Total                                     1,034,500                          $6.51                      0

---------

(1) Under the Company's Directors Stock Option Plan, there is at all times reserved for issuance a number of shares of Common Stock equal to the total number of shares then issuable pursuant to all option grants which are then outstanding under such plan.

(2) The Company currently has no equity compensation plans that are not approved by securityholders.

                      REPORT OF THE AUDIT COMMITTEE OF
                           THE BOARD OF DIRECTORS

                  The Audit Committee of the Board of Directors (the "Audit Committee") oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The Audit Committee operates pursuant to a written charter which was approved and adopted by the Board of Directors on May 15, 2000. The Company's independent accountants, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles. The Board of Directors has determined that the members of the Audit Committee are independent within the meaning of the listing standards at The Nasdaq Stock Exchange.

                  In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company's Annual Report with management, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee meets with the independent accountants, with and without management present, to discuss the scope and plans for the audit, results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee reviewed with the independent accountants the acceptability of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards including, but not limited to, those matters under SAS 61 (Codification of Statements on Auditing Standards). In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1. The Audit Committee held one meeting during fiscal 2002.

                  In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2002, for filing with the Securities and Exchange Commission.

         SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
       JAMES W. BETTS            CHARLES A. DILL         JOHN F. MCDONNELL


                              PERFORMANCE GRAPH

                  The following Performance Graph compares the cumulative total shareholder return, including the reinvestment of dividends, on the Company's Common Stock with the cumulative return of the NASDAQ Industrial Index and the Russell 2000 Index for the five-year period from September 30, 1997 to September 30, 2002.

                             [PERFORMANCE GRAPH]

               ASSUMES $100 INVESTED ON SEPTEMBER 30, 1997 IN
                    ZOLTEK COMPANIES, INC. COMMON STOCK,
                       THE NASDAQ INDUSTRIAL INDEX AND
                           THE RUSSELL 2000 INDEX

----------------------------------------------------------------------------------------------------

                               9/30/97     9/30/98     9/30/99     9/30/00     9/30/01      9/30/02
----------------------------------------------------------------------------------------------------
 Zoltek Companies, Inc.        100.00       18.28       12.57       12.38        4.48         2.81
----------------------------------------------------------------------------------------------------
 Nasdaq Industrial Index       100.00       75.02      117.03      148.82       79.30        68.03
----------------------------------------------------------------------------------------------------
 The Russell 2000 Index        100.00       80.12       94.16      114.88       89.21        79.83
----------------------------------------------------------------------------------------------------

                            CERTAIN TRANSACTIONS

                  Mr. Bealke, who is a director of the Company, also is Vice Chairman of Southwest Bank of St. Louis ("Southwest Bank"), which is a bank lender to the Company. Mr. Rumy, the Chairman, President and Chief Executive Officer of the Company, has served as a director of Southwest Bank since 1996. As of September 30, 2002, the Company's borrowings from Southwest Bank aggregated $15,397,000. During the fiscal year ended September 30, 2002, the Company's interest payments to Southwest Bank aggregated $743,600. During the fiscal year ended September 30, 2002, the Company's aggregate payments under an operating lease with Southwest Bank, as lessor, were $962,000.

                  During fiscal 2002, in connection with the Company's operations, the Company from time to time chartered an airplane from a corporation wholly owned by Mr. Rumy, the Chairman, President and Chief Executive Officer of the Company. The total of all such charter payments made by the Company during fiscal 2002 was $181,267.

                  During fiscal 2002, Dr. Kardos, who is a director of the Company, performed various consulting services for the Company related to evaluating technology aspects of the Company's business. During fiscal 2002, the Company paid Dr. Kardos an aggregate of $18,944 for such consulting services.

                  The Company believes that all of the transactions set forth above were made on terms not less favorable to the Company than would have been obtained from unaffiliated third parties.

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors, and persons who own more than ten percent of the Company's outstanding stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission. To the knowledge of management, based solely on its review of such reports furnished to the Company and written representations that no other reports were required to be filed, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners were complied with during the year ended September 30, 2002.

                           APPOINTMENT OF AUDITORS

                  PricewaterhouseCoopers LLP served as the Company's independent accountants for fiscal 2002. The Board of Directors anticipates that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting of Shareholders to respond to appropriate questions and to make a statement if they desire. The Board of Directors has not yet appointed independent accountants to be the Company's auditors for fiscal 2003. The Company expects that the Company's auditors for fiscal 2003 will be appointed by the end of the second quarter of fiscal 2003.

                  AUDIT FEES. The Company paid PricewaterhouseCoopers LLP $317,035 for the audit and review of the Company's financial statements included in its Forms 10-K and 10-Q during the year ended September 30, 2002.

                  FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. The Company did not pay any fees to PricewaterhouseCoopers LLP during the year ended September 30, 2002 for services relating to financial information system design or implementation.

                  ALL OTHER FEES. The Company paid PricewaterhouseCoopers LLP $9,700 for non-audit services (other tax consulting services) in fiscal 2002.

                  The Audit Committee considered whether
PricewaterhouseCoopers LLP's provision of non-audit services was compatible with maintaining the independence of PricewaterhouseCoopers LLP.

                          PROPOSALS OF SHAREHOLDERS

                  Under applicable regulations of the Securities and Exchange Commission, all proposals of shareholders to be considered for inclusion in the proxy statement for the 2004 Annual Meeting of Shareholders must be received at the offices of the Company, c/o James F. Whalen, Chief Financial Officer and Corporate Secretary, 3101 McKelvey Road, St. Louis, Missouri 63044 by not later than October 6, 2003. The Company's By-Laws also prescribe certain time limitations and procedures which must be complied with for proposals of shareholders, including nominations of directors, to be considered at such annual meeting. The By-Laws of the Company provide that shareholder proposals which do not appear in the proxy statement may be considered at a meeting of shareholders only if written notice of the proposal is received by the Secretary of the Company not less than 30 and not more than 60 days before the annual meeting; provided, however, that, in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

                  Any written notice of a shareholder proposal must include the following information: (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder; and
(c) as to the shareholder giving the notice, (i) the name and address of such shareholder, as it appears ion the Company's books, and (ii) the class and number of shares of the Company which are owned beneficially by such shareholder.

                                ANNUAL REPORT

                  The annual report of the Company for the year ended September 30, 2002 has simultaneously been mailed to the shareholders of the Company.

                  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2002, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (EXCLUDING EXHIBITS), MAY BE OBTAINED BY ANY SHAREHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST TO JAMES F. WHALEN, CHIEF FINANCIAL OFFICER, ZOLTEK COMPANIES, INC., 3101 MCKELVEY ROAD, ST. LOUIS, MISSOURI 63044, TELEPHONE NUMBER: (314) 291-5110.

                                OTHER MATTERS

                  The Board of Directors of the Company does not intend to present at the Annual Meeting any business other than that referred to in the accompanying Notice of Annual Meeting. As of the date hereof, the Board of Directors was not aware of any other matters which may properly be presented for action at the Annual Meeting. If, however, any other matters should properly come before the Annual Meeting, it is the intention of the persons named on the Proxy Card to vote the shares represented thereby in accordance with their judgment as to the best interest of the Company on such matters.

                                 ZSOLT RUMY
                                 Chairman of the Board, President
                                  and Chief Executive Officer


February 3, 2003

                                                                  APPENDIX A
                                                                  ----------


                           ZOLTEK COMPANIES, INC.

                    2003 LONG-TERM EQUITY INCENTIVE PLAN


         1. PURPOSE. The purpose of the Zoltek Companies, Inc. 2003 Equity Incentive Plan (the "Plan") is to encourage key employees of Zoltek Companies, Inc. (the "Company") and such subsidiaries of the Company as the Administrator designates, to acquire shares ("Shares") of common stock, $.01 par value, of the Company ("Common Stock") or to receive monetary payments based on the value of such stock or based upon achieving certain goals on a basis mutually advantageous to such employees and the Company and thus provide an incentive for employees to contribute to the success of the Company and align the interests of key employees with the interests of the shareholders of the Company.

         2. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company ("Board") or the Compensation Committee of the Board as determined by the Board (the "Administrator").

         The authority to select persons eligible to participate in the Plan, to grant benefits in accordance with Section 5 of the Plan, and to establish the timing, pricing, amount and other terms and conditions of such grants (which need not be uniform with respect to the various Participants or with respect to different grants to the same Participant), may be exercised by the Administrator in its sole discretion. An award of a benefit under the Plan ("Award") shall be evidenced by an award agreement that shall set forth the terms and conditions applicable to that Award, including applicable provisions in the event of the termination of employment, retirement, death or disability of the Participant. In the event of any inconsistency between the terms of such an award agreement and terms of the Plan, the terms of the Plan shall prevail. An award of stock options or stock appreciation rights under the Plan is intended to be exempt for the one million dollar limit on deductible compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended.

         Subject to the provisions of the Plan, the Administrator shall have exclusive authority to interpret and administer the Plan, to establish appropriate rules relating to the Plan, to delegate some or all of its authority under the Plan and to take all such steps and make all such determinations in connection with the Plan and the benefits granted pursuant to the Plan as it may deem necessary or advisable. Any decision of the Administrator in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Administrator shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). The Administrator shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award. Unless the Administrator specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery in Shares or (b) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant. In no event shall any Participant receive a loan from the Company or any subsidiary (directly or indirectly) in connection with any Award hereunder.

         Notwithstanding any provision of the Plan to the contrary, Awards under the Plan may be reduced, but not increased, by the administrator of any performance incentive plan of the Company established to provide for the payment of qualified performance-based compensation that is not subject to the deduction limit in Section 162(m) of the Code.

         3. SHARES RESERVED UNDER THE PLAN. Subject to the provisions of
Section 12 (relating to adjustment for changes in capital stock), an aggregate number of One Million (1,000,000) shares of Common Stock of the Company shall be available for issuance under the Plan. The shares of Common Stock issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

         As used in this Section, the term "Plan Maximum" shall refer to the number of shares of Common Stock of the Company that are available for issuance pursuant to the Plan. Stock underlying outstanding options, stock appreciation rights, or performance awards will reduce the Plan Maximum. Shares underlying expired, canceled or forfeited options, stock appreciation rights or performance awards shall be added back to the Plan Maximum. When the exercise price of stock options is paid by delivery of shares of Common Stock of the Company, or if the Administrator approves the withholding of shares from a distribution in payment of the exercise price, the Plan Maximum shall be reduced by the net (rather than the gross) number of shares issued pursuant to such exercise, regardless of the number of shares surrendered or withheld in payment. If the Administrator approves the payment of cash to an optionee equal to the difference between the fair market value and the exercise price of stock subject to an option, or if a stock appreciation right is exercised for cash or a performance award is paid in cash in lieu of shares of Common Stock, the Plan Maximum shall be increased by the number of shares with respect to which such payment is applicable. Restricted stock issued pursuant to the Plan will reduce the Plan Maximum while outstanding even while subject to restrictions. Shares of restricted stock shall be added back to the Plan Maximum if such restricted stock is forfeited.

         Notwithstanding the above, the maximum number of Shares subject to stock options or stock appreciation rights that may be awarded under the Plan to any individual in any calendar year shall not exceed One Hundred Thousand (100,000) shares (as adjusted in accordance with Section 12).

         4. PARTICIPANTS. Participants will consist of such officers and key employees of, and independent contractors for and service providers to, the Company or any designated subsidiary as the Administrator in its sole discretion shall determine ("Participant"). Designation of a Participant in any year shall not require the Administrator to designate such person to receive a benefit in any other year or to receive the same type or amount of benefit as granted to the Participant in any other year or as granted to any other Participant in any year. The Administrator shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective benefits.

         5. TYPES OF BENEFITS. The following benefits may be granted under the Plan: (a) stock appreciation rights ("SARs"); (b) restricted stock ("Restricted Stock"); (c) performance awards ("Performance Awards"); (d) incentive stock options ("ISOs"); (e) nonqualified stock options ("NQSOs"); and (f) Stock Units, all as described below; as well as any other stock-based awards not inconsistent with the overall purpose of the Plan.

         6. STOCK APPRECIATION RIGHTS. A SAR is the right to receive all or a portion of the difference between the fair market value of a share of Common Stock at the time of exercise of the SAR and the exercise price of the SAR established by the Administrator, subject to such terms and conditions set forth in a SAR agreement as may be established by the Administrator in its sole discretion. At the discretion of the Administrator, SARs may be exercised (a) in lieu of exercise of an option,
(b) in conjunction with the exercise of an option, (c) upon lapse of an option, (d) independent of an option or (e) each of the above in connection with a previously awarded option under the Plan. If the option referred to in (a), (b) or (c) above qualified as an ISO pursuant to Section 422 of the Internal Revenue Code of 1986 ("Code"), the related SAR shall comply with the applicable provisions of the Code and the regulations issued thereunder. At the time of grant, the Administrator may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a SAR, and may impose conditions on exercise of a SAR. At the discretion of the Administrator, payment for SARs may be made in cash or shares of Common Stock of the Company, or in a combination thereof. SARs will be exercisable not later than ten years after the date they are granted and will expire in accordance with the terms established by the Administrator.

         7. RESTRICTED STOCK. Restricted Stock is Common Stock of the Company issued or transferred under the Plan (other than upon exercise of stock options or as Performance Awards) subject to such terms and conditions set forth in a Restricted Stock agreement as may be established by the Administrator in its sole discretion. In the case of any Restricted Stock:

                  (a) The purchase price, if any, will be determined by the Administrator.

                  (b) The period of restriction shall be established by the Administrator for any grants of Restricted Stock.

                  (c) Restricted Stock may be subject to (i) restrictions on the sale or other disposition thereof; (ii) rights of the Company to reacquire such Restricted Stock upon termination of the Participant's employment within specified periods; (iii) representation by the Participant that he or she intends to acquire Restricted Stock for investment and not for resale; and (iv) such other restrictions, conditions and terms as the Administrator deems appropriate.

                  (d) The Participant shall be entitled to all dividends paid with respect to Restricted Stock during the period of restriction and shall not be required to return any such dividends to the Company in the event of the forfeiture of the Restricted Stock.

                  (e) The Participant shall be entitled to vote the Restricted Stock during the period of restriction.

                  (f) The Administrator shall determine whether Restricted Stock is to be delivered to the Participant with an appropriate legend imprinted on the certificate or if the shares are to be issued in the name of a nominee or deposited in escrow pending removal of the restrictions.

         8. PERFORMANCE AWARDS. Performance Awards are Common Stock of the Company, monetary units or some combination thereof, to be issued without any payment therefor, in the event that certain performance goals established by the Administrator are achieved over a period of time designated by the Administrator. The goals established by the Administrator may relate to the Company or to a subsidiary, or both, and may include measures of return on assets, return on equity, earnings per share, net income, increases in share price, levels of operating expense or such other goals as may be established by the Administrator; provided that the Administrator shall be permitted to adjust or modify goals or Performance Awards upon the occurrence or existence of extraordinary corporate events, or other circumstances that, in the good faith determination of the Administrator, warrant such adjustment or modification. In the event the minimum entity goal is not achieved at the conclusion of the period, no payment shall be made to the Participant. Actual payment of the award earned shall be in cash or in Common Stock of the Company or in a combination of both, as the Administrator in its sole discretion determines. If Common Stock of the Company is used, the Participant shall not have the right to vote and receive dividends until the goals are achieved and the actual shares are issued.

         9. INCENTIVE STOCK OPTIONS. ISOs are stock options awarded to employees to purchase shares of Common Stock at not less than 100% of the fair market value of the shares on the date the

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

option is granted (110% if the optionee owns stock possessing more than 10% of the combined voting power of all owners of stock of the Company or a subsidiary), subject to such terms and conditions set forth in an option agreement as may be established by the Administrator in its sole discretion that conform to the requirements of Section 422 of the Code. Such purchase price may be paid (a) by payment in cash or cash equivalent, (b), in the discretion of the Administrator, by the delivery of shares of Common Stock already owned by the Participant for at least six months, (c), in the discretion of the Administrator, by using shares of Common Stock that would otherwise have been received by the Participant upon exercise of the option (which method may be restricted to a cashless exercise procedure involving a broker or dealer), or (d) in the discretion of the Administrator, by a combination of any of the foregoing, in the manner and subject to the restrictions provided in the option agreement. The aggregate fair market value (determined as of the time an option is granted) of the stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year (under all option plans of the Company and its subsidiary corporations) shall not exceed $100,000.

         10. NONQUALIFIED STOCK OPTIONS. NQSOs are nonqualified stock options to purchase shares of Common Stock at purchase prices established by the Administrator on the date the options are granted, subject to such terms and conditions set forth in an option agreement as may be established by the Administrator in its sole discretion. The purchase price may be paid (a) by payment in cash or cash equivalent, (b), in the discretion of the Administrator, by the delivery of shares of Common Stock already owned by the Participant for at least six months, (c), in the discretion of the Administrator, by using shares of Common Stock that would otherwise have been received by the Participant upon exercise of the option (which method may be restricted to a cashless exercise procedure involving a broker or dealer) or (d) in the discretion of the Administrator, by a combination of any of the foregoing, in the manner and subject to the restrictions provided in the option agreement.

         11. STOCK UNITS. A Stock Unit represents the right to receive a share of Common Stock from the Company at a designated time in the future, subject to such terms and conditions set forth in a Stock Unit agreement as may be established by the Administrator in its sole discretion. The Participant generally does not have the rights of a shareholder until receipt of the Common Stock. The Administrator may in its discretion provide for payments in cash, or adjustment in the number of Stock Units, equivalent to the dividends the Participant would have received if the Participant had been the owner of shares of Common Stock instead of the Stock Units.

         12. ADJUSTMENT PROVISIONS.

                  (a) If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividends or stock splits), the total number of shares reserved for issuance under the Plan and the number of shares covered by each outstanding benefit shall be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such benefit shall not be changed. Benefits may also contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants, or similar occurrence. Fractional shares shall be rounded down to the nearest whole share.

                  (b) Notwithstanding any other provision of the Plan, and without affecting the number of shares reserved or available hereunder, the Board may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

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

         13. CHANGE IN CONTROL. Notwithstanding any other provision of the Plan to the contrary, if the terms of an agreement under which the Committee has granted an Award under the Plan shall so provide, upon a Change of Control (as defined below) outstanding Awards shall become immediately and fully exercisable or payable according to the following terms:

                  (a) any outstanding and unexercised ISOs and NQSOs shall become immediately and fully exercisable, and shall remain exercisable until it would otherwise expire by reason of lapse of time;

                  (b) any outstanding and unexercised SARs shall become immediately and fully exercisable;

                  (c) any Restricted Stock awarded shall become immediately and fully transferable, and the Administrator shall be deemed to have exercised its discretion to waive any automatic forfeitures provided with respect to such Restricted Stock; and

                  (d) any Performance Award which has not expired or been forfeited shall be deemed to have been earned on the assumption that all performance goals have been achieved to the fullest extent scheduled in the Award.

         For purposes of the Plan, "Change of Control" shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Act of 1933, as amended (the "Act"); provided that, for purposes of the Plan, a Change in Control shall be deemed to have occurred if (i) any person or entity Person (other than the Company or Zsolt Rumy) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company which represent 20% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, by the Company's shareholders, of each new director is approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period but excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; (iii) there is consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock are converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (iv) there is consummated any consolidation or merger of the Company in which the Company is the continuing or surviving corporation in which the holders of Common Stock immediately prior to the merger do not own seventy percent (70%) or more of the stock of the surviving corporation immediately after the merger;
(v) there is consummated any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or (vi) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

         14. NONTRANSFERABILITY. Each benefit granted under the Plan to an employee shall not be transferable otherwise than by will or the laws of descent and distribution; provided, however, NQSOs granted under the Plan may be transferred, without consideration, to a Permitted Transferee (as defined below). Benefits granted under the Plan shall be exercisable, during the Participant's lifetime, only by the

Participant; provided that NQSOs may be exercisable by a Permitted Transferee. In the event of the death of a Participant, exercise or payment shall be made only:

                  (a) By or to the Permitted Transferee, executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant's rights under the benefit shall pass by will or the laws of descent and distribution; and

                  (b) To the extent that the deceased Participant or the Permitted Transferee, as the case may be, was entitled thereto at the date of his death.

         For purposes of this Section, "Permitted Transferee" shall include
(i) one or more members of the Participant's family, (ii) one or more trusts for the benefit of the Participant and/or one or more members of the Participant's family, or (iii) one or more partnerships (general or limited), corporations, limited liability companies or other entities in which the aggregate interests of the Participant and members of the Participant's family exceed 80% of all interests. For this purpose, the Participant's family shall include only the Participant's spouse, children and grandchildren.

         15. TAXES. The Company shall be entitled to withhold the amount necessary to enable the Company to remit to the appropriate government entity or entities the amount of any tax required to be withheld from wages attributable to any amounts payable or shares deliverable under the Plan, after giving the person entitled to receive such payment or delivery notice as far in advance as practicable. The Company may defer making payment or delivery as to any benefit if any such tax is payable until indemnified to its satisfaction. The person entitled to any such delivery may, by notice to the Company at the time the requirement for such delivery is first established, elect to have such withholding satisfied by a reduction of the number of shares otherwise so deliverable, such reduction to be calculated based on the fair market value of the Common Stock on the date of such notice.

         16. TENURE. A Participant's right, if any, to continue to serve the Company and its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan.

         17. RULES OF CONSTRUCTION. The terms of the Plan shall be constructed in accordance with the laws of the State of Missouri; provided that the terms of the Plan as they relate to ISOs shall be construed first in accordance with the meaning under and in a manner that will result in the Plan satisfying the requirements of the provisions of the Code governing incentive stock options.

         18. DURATION, INTERPRETATION, AMENDMENT AND TERMINATION. No benefit shall be granted after September 30, 2012; provided, however, that the terms and conditions applicable to any benefit granted within such period may thereafter be amended or modified by mutual agreement between the Company and the Participant or such other person as may then have an interest therein. To the extent that any stock options or other benefits granted under the Plan within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to a recipient, then any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Administrator, and to the extent that any such stock options or other benefits would so qualify within the terms of the Plan, the Administrator shall have full and complete authority to grant stock options or other benefits that so qualify (including the authority to grant, simultaneously or otherwise, stock options or other benefits which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such stock option or other benefits under the Plan.

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

         The Board may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any outstanding Award or change the terms and conditions thereof to the detriment of the Participant without such Participant's consent. Subject to Section 12, to the extent necessary to comply with or get an exemption from any provision of the Code, including regulations thereunder, or of the Securities Exchange Act of 1934, as amended, no amendment of the Plan shall, without approval of the shareholders of the Company, (a) increase the total number of shares which may be issued under the Plan or increase the amount or type of benefits that may be granted under the Plan, or (b) modify the requirements as to eligibility for benefits under the Plan.

         19. EFFECTIVE DATE. This Zoltek Companies, Inc. 2003 Equity Incentive Plan shall become effective as of the date it is adopted by the Board of the Company subject only to approval by the holders of a majority of the outstanding voting stock of the Company within twelve months before or after the adoption of the Plan by the Board.

         The undersigned hereby certifies that this Zoltek Companies, Inc. 2003 Equity Incentive Plan was adopted by the Board of the Company at its meeting on December 7, 2002.


                                        By:      /s/ Zsolt Rumy
                                               ----------------------------
                                               Zsolt Rumy
                                               Chairman of the Board and
                                               Chief Executive Officer

                                        Date:  December 7, 2002

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

                           ZOLTEK COMPANIES, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  The undersigned hereby appoints Zsolt Rumy and James F. Whalen, and each of them, with or without the other, proxies, with full power of substitution to vote, as designated below, all shares of stock that the signatory hereof is entitled to vote at the Annual Meeting of Shareholders of Zoltek Companies, Inc. to be held at the McDonnell Center at the River Camp facility of the St. Louis Zoo, located at One Government Drive in St. Louis, Missouri on Monday, March 10, 2003, at 10:00 a.m., local time, and all adjournments thereof, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for such meeting, receipt of which is hereby acknowledged.

1.  ELECTION OF TWO CLASS I DIRECTORS

    | | FOR all nominees listed below          | | WITHHOLD AUTHORITY
        (except as written to the                  to vote for nominees
        contrary below)                            as listed below

                 CLASS I - JOHN L. KARDOS and LINN H. BEALKE

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE
           WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

----------------------------------------------------------------------------

2. PROPOSAL TO ADOPT THE ZOLTEK COMPANIES, INC. 2003 LONG-TERM EQUITY INCENTIVE PLAN.

    | | FOR                    | |  AGAINST                    | | ABSTAIN


3. IN THEIR DISCRETION UPON ANY BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING.

    | | FOR                    | |  AGAINST                    | | ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES LISTED ABOVE IN THE ELECTION OF DIRECTORS.

Dated this _____ day ____________________________, 2003.

        PLEASE DATE, SIGN AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.


                                       ----------------------------------------


                                       ----------------------------------------
                                                        Signature

                                       Please date and sign in the exact
                                       name in which you own the Company's
                                       Common Stock. Executors, administrators, trustees and others acting in a representative or fiduciary capacity should so indicate when signing.

                                  APPENDIX


         Page 14 of the Proxy Statement contains a Performance Graph. The information contained in the graph is presented in the table following the graph.